Exhibit 99.1

EVgo Inc. Reports Record First Quarter 2024 Results

●	Revenue reached a record $55.2 million in the first quarter, representing an increase of 118 % year-over-year.
●	Network throughput reached a record 53 gigawatt-hours (“GWh”) in the first quarter, an increase of 194% year-over-year.
●	Added 250 new operational stalls during the first quarter, including EVgo eXtend™ stalls.
●	Ended the first quarter with approximately 3,780 stalls in operation or under construction, including EVgo eXtend™ stalls.
●	Added nearly 109,000 new customer accounts in the first quarter, reaching more than 981,000 overall at quarter end.

Los Angeles – May 7, 2024 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the first quarter ended March 31, 2024. Management will host a conference call today at 11:00 a.m. ET / 8:00 a.m. PT to discuss EVgo’s results and other business highlights.

Revenue reached $55.2 million in the first quarter of 2024, compared to $25.3 million in the first quarter of 2023, representing 118% year-over-year growth. Revenue growth was primarily driven by year-over-year increases in charging revenues and eXtendrevenue.

Network throughput increased to 53 GWh in the first quarter of 2024, compared to 18 GWh in the first quarter of 2023, representing 194% year-over-year growth. The Company added nearly 109,000 new customer accounts during the first quarter of 2024, a 63% year-over-year increase in new accounts. The overall number of customer accounts was more than 981,000 at quarter end, an increase of 60% year-over-year.

“EVgo’s business continues to grow and achieve record results, demonstrating the strength of our business model of owning and operating a fast-charging network as more Americans drive electric vehicles,” said Badar Khan, EVgo’s CEO. “We continue to build new stalls across the U.S. and see throughput growth outpacing growth of EVs in operation. EVgo’s compelling unit economics, operating leverage, along with the tailwind of long-term EV adoption, gives us confidence that we will achieve adjusted EBITDA breakeven in 2025 and create significant shareholder value.”

Business Highlights

●	Stall Development: The Company ended the quarter with approximately 3,240 stalls in operation, including EVgo eXtend™ stalls. EVgo added 250 new DC fast charging stalls during the quarter, including EVgo eXtend™ stalls.
●	EVgo eXtendTM: EVgo ended the quarter with 130 operational EVgo eXtend™ stalls.

●	Network Utilization: Utilization on the EVgo network in the first quarter of 2024 was approximately 19%, up from approximately 9% in the first quarter of 2023.
●	Network Throughput: Average daily throughput per stall for the EVgo network was 193 kilowatt hours per day in the first quarter of 2024, an increase of 124% compared to 86 kilowatt hours per day in the first quarter of 2023.
●	Fleet Charging: EVgo’s public fleet charging business continues to grow driven by rideshare traffic that increased over 3x year-over-year.
●	EVgo Autocharge+: Autocharge+ was over 18% of total charging sessions initiated in the first quarter of 2024, and the number of Autocharge+ charging sessions in the first quarter increased 358% compared to the first quarter of 2023.
●	PlugShare: PlugShare reached approximately 5.0 million registered users and achieved 8.3 million check-ins since inception.

Financial & Operational Highlights

The below represent summary financial and operational figures for the first quarter of 2024.

●	Revenue of $55.2 million
●	Network Throughput[1] of 53 gigawatt-hours
●	Customer Account Additions of nearly 109,000 accounts
●	Gross Profit of $6.8 million
●	Net Loss of $28.2 million
●	Adjusted Gross Profit[2] of $17.3 million
●	Adjusted EBITDA[2] of ($7.2) million
●	Cash Flows Used in Operating Activities of $14.1 million
●	Capital Expenditures of $21.1 million
●	Capital Expenditures, Net of Capital Offsets[2] of $13.6 million

1 Network throughput for EVgo network excludes EVgo eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q1'24	Q1'23	Better (Worse)
Network Throughput (GWh)	53	18	194%
Revenue	$55,158	$25,300	118%
Gross profit	$6,841	$41	*
Gross margin	12.4%	0.2%	1,220 bps
Net loss	$(28,193)	$(49,081)	43%
Adjusted Gross Profit¹	$17,287	$6,405	170%
Adjusted Gross Margin[1]	31.3%	25.3%	600 bps
Adjusted EBITDA[1]	$(7,207)	$(20,067)	64%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q1'24	Q1'23	Change

Cash flows used in operating activities	$(14,082)	$(19,343)	27%

Capital expenditures	$21,071	$65,246	(68)%
Capital offsets:
OEM infrastructure payments	5,826	3,895	50%
Proceeds from capital-build funding	1,680	2,216	(24)%
Total capital offsets	7,506	6,111	23%
Capital Expenditures, Net of Capital Offsets[1]	$13,565	$59,135	(77)%

[1] Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

	3/31/2024	3/31/2023	Increase
Stalls in operation or under construction:
EVgo Network	3,510	3,080	14%
EVgo eXtend™	270	—	*
Total stalls in operation or under construction	3,780	3,080	23%

Stalls in operation:
EVgo Network	3,110	2,350	32%
EVgo eXtend™	130	—	*
Total stalls in operation	3,240	2,350	38%

* Percentage not meaningful.

2024 Financial Guidance

EVgo is reaffirming 2024 guidance as follows:

●	Total revenue of $220 – $270 million
●	Adjusted EBITDA* of ($48) – ($30) million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

CFO Transition

EVgo also announced that Olga Shevorenkova will be stepping down as Chief Financial Officer and departing the Company, effective on or about May 31, 2024, for a role with a private company. Stephanie Lee, EVP of Accounting & Finance, will serve as Interim CFO from the time of Olga’s departure until a permanent successor joins the Company. The Company has retained a leading executive search firm and commenced a comprehensive search process to identify the Company’s next CFO. Ms. Shevorenkova's departure was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices, including the Company's accounting principles and practices and internal controls.

“On behalf of the Board and management team, I would like to thank and recognize Olga for her many contributions to EVgo over the past six years,” said Badar Khan, CEO of EVgo. “Olga joined EVgo at a time when it was a private company in a nascent sector, and helped EVgo navigate a path to become a scaled electric vehicle charging network provider that is an industry leader. Her commitment to our mission is evident, and we wish Olga all the best in her future pursuits. We have a well-defined transition plan in place and are thankful for the deep and talented finance team she has built.”

Conference Call Information

A live audio webcast and conference call for EVgo’s first quarter earnings release will be held today at 11 a.m. ET / 8 a.m. PT. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (888) 340-5044 (for U.S. callers)
Toll/International: (646) 960-0363 (for callers outside the U.S.)

Conference ID: 6304708

This press release, along with other investor materials that will be used or referred to during the webcast and conference call, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in electric vehicle charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. EVgo is one of the nation’s largest public fast charging networks, featuring over 1,000 fast charging locations across more than 35 states, including stations built through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, market size and opportunity, capital expenditures and offsets; EVgo’s “confidence that [it] will achieve adjusted EBITDA breakeven in 2025 and create significant shareholder value;” EVgo’s expectation of market position and progress on its network buildout, customer experience, technological capabilities and cost efficiencies; growth in the Company’s throughput versus the growth in electric vehicles (“EVs”) in operation; growth in the Company’s fleet business; the Company’s collaboration with partners enabling effective deployment of chargers, including under its contract with the Pilot Company and GM; and anticipated awards of funding in connection with the NEVI program and associated state programs. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; any current, pending or future legislation, regulations or policies that could impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, inflation and other increases in expenses; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants (collectively “Site Hosts”), original equipment manufacturers (“OEMs”), fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; and general economic or political conditions, including the conflicts in Ukraine, Israel and the broader Middle East region, and elevated rates of inflation and associated changes in monetary policy. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
(in thousands)	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$175,526	$209,146
Accounts receivable, net of allowance of $1,327 and $1,116 as of March 31, 2024 and December 31, 2023, respectively	35,262	34,882
Accounts receivable, capital-build	12,096	9,297
Prepaid expenses and other current assets[1]	16,143	14,081
Total current assets	239,027	267,406
Property, equipment and software, net	393,693	389,227
Operating lease right-of-use assets	75,232	67,724
Other assets	2,149	2,208
Intangible assets, net	46,392	48,997
Goodwill	31,052	31,052
Total assets	$787,545	$806,614

Liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$10,087	$10,133
Accrued liabilities	34,971	40,549
Operating lease liabilities, current	6,515	6,018
Deferred revenue, current[2]	29,898	32,349
Other current liabilities	154	298
Total current liabilities	81,625	89,347
Operating lease liabilities, noncurrent	69,039	61,987
Earnout liability, at fair value	446	654
Asset retirement obligations	18,968	18,232
Capital-build liability	38,103	35,787
Deferred revenue, noncurrent	58,808	55,091
Warrant liabilities, at fair value	3,423	5,141
Total liabilities	270,412	266,239
Commitments and contingencies
Redeemable noncontrolling interest	491,458	700,964
Stockholders' equity (deficit)	25,675	(160,589)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)	$787,545	$806,614

1 In the third quarter of 2023, prepaid expenses and other current assets were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

2 In the first quarter of 2024, deferred revenue, current, and customer deposits were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2024	2023	Change %
Revenue
Charging, retail	$18,326	$6,615	177%
Charging, commercial	5,839	1,715	240%
Charging, OEM	2,732	552	395%
Regulatory credit sales	2,034	1,215	67%
Network, OEM	3,423	2,699	27%
Total charging network	32,354	12,796	153%
eXtend	19,151	10,292	86%
Ancillary	3,653	2,212	65%
Total revenue	55,158	25,300	118%

Cost of sales
Charging network[1]	19,510	9,979	96%
Other[1]	18,448	8,938	106%
Depreciation, net of capital-build amortization	10,359	6,342	63%
Total cost of sales	48,317	25,259	91%
Gross profit	6,841	41	*

Operating expenses
General and administrative	34,226	37,889	(10)%
Depreciation, amortization and accretion	4,985	4,784	4%
Total operating expenses	39,211	42,673	(8)%
Operating loss	(32,370)	(42,632)	24%

Interest income	2,273	1,998	14%
Other (expense) income, net	(9)	1	*
Change in fair value of earnout liability	208	(2,063)	110%
Change in fair value of warrant liabilities	1,718	(6,380)	127%
Total other income (expense), net	4,190	(6,444)	165%
Loss before income tax expense	(28,180)	(49,076)	43%
Income tax expense	(13)	(5)	(160)%
Net loss	(28,193)	(49,081)	43%
Less: net loss attributable to redeemable noncontrolling interest	(18,360)	(36,005)	49%
Net loss attributable to Class A common stockholders	$(9,833)	$(13,076)	25%

Net loss per share to Class A common stockholders, basic and diluted	$(0.09)	$(0.18)
Weighted average common stock outstanding, basic and diluted	104,676	70,994

* Not meaningful

1 In the fourth quarter of 2023, the Company changed the presentation of cost of sales to disaggregate such costs between “charging network” and “other.” Previously reported amounts have been updated to conform to the current presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(28,193)	$(49,081)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	15,344	11,126
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense[1]	2,740	3,460
Share-based compensation	4,701	6,427
Change in fair value of earnout liability	(208)	2,063
Change in fair value of warrant liabilities	(1,718)	6,380
Other	5	—
Changes in operating assets and liabilities
Accounts receivable, net	(379)	(18,188)
Prepaid expenses, other current assets and other assets	(1,763)	(4,415)
Operating lease assets and liabilities, net	40	365
Accounts payable	(137)	6,493
Accrued liabilities	(5,595)	(799)
Deferred revenue[2]	1,266	16,747
Other current and noncurrent liabilities	(185)	79
Net cash used in operating activities	(14,082)	(19,343)
Cash flows from investing activities
Capital expenditures	(21,071)	(65,246)
Proceeds from insurance for property losses	48	—
Net cash used in investing activities	(21,023)	(65,246)
Cash flows from financing activities
Proceeds from capital-build funding	1,680	2,216
Payments of deferred debt issuance costs	(195)	—
Payments of deferred equity issuance costs	—	(308)
Net cash provided by financing activities	1,485	1,908
Net decrease in cash, cash equivalents and restricted cash	(33,620)	(82,681)
Cash, cash equivalents and restricted cash, beginning of period	209,146	246,493
Cash, cash equivalents and restricted cash, end of period	$175,526	$163,812

[1] During the year ended December 31, 2023, the Company reclassified insurance proceeds from property losses from “other” to “loss on disposal of property and equipment, net of insurance recoveries, and impairment expense.” Previously reported amounts have been updated to conform to the current period presentation.

2 In the first quarter of 2024, deferred revenue, current, and customer deposits were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, and (ii) proceeds from capital-build funding. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q1'24	Q1'23	Change

GAAP revenue	$55,158	$25,300	118%

GAAP net loss	$(28,193)	$(49,081)	43%
GAAP net loss margin	(51.1%)	(194.0%)	* bps

Adjustments:
Depreciation, net of capital-build amortization	10,476	6,468	62%
Amortization	4,463	4,119	8%
Accretion	405	539	(25)%
Interest income	(2,273)	(1,998)	(14)%
Income tax expense	13	5	160%
EBITDA	$(15,109)	$(39,948)	62%
EBITDA margin	(27.4%)	(157.9%)	* bps

Adjustments:
Share-based compensation	$4,701	$6,427	(27)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense[1]	2,740	3,460	(21)%
Loss (gain) on investments	5	(1)	600%
Bad debt expense	230	97	137%
Change in fair value of earnout liability	(208)	2,063	(110)%
Change in fair value of warrant liabilities	(1,718)	6,380	(127)%
Other[1,2]	2,152	1,455	48%
Total adjustments	7,902	19,881	(60)%
Adjusted EBITDA	$(7,207)	$(20,067)	64%
Adjusted EBITDA Margin	(13.1%)	(79.3%)	6,620 bps

* Percentage greater than 999%, bps greater than 9,999 or not meaningful.

[1] In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of insurance recoveries, and impairment expenses." Previously reported amounts have been updated to conform to the current period presentation.
[2] For the three months ended March 31, 2024, comprised primarily of costs related to the organizational realignment announced by the Company on January 17, 2024. For the three months ended March 31, 2023, comprised primarily of costs related to the previous reorganization of Company resources announced by the Company on February 23, 2023 and the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the "205 Petition").

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q1'24	Q1'23	Change

GAAP revenue	$55,158	$25,300	118%
GAAP cost of sales	48,317	25,259	91%
GAAP gross profit	$6,841	$41	* %
GAAP cost of sales as a percentage of revenue	87.6%	99.8%	(1,220) bps
GAAP gross margin	12.4%	0.2%	1,220 bps

Adjustments:
Depreciation, net of capital-build amortization	$10,359	$6,342	63%
Share-based compensation	87	22	295%
Total adjustments	10,446	6,364	64%
Adjusted Cost of Sales	$37,871	$18,895	100%
Adjusted Cost of Sales as a Percentage of Revenue	68.7%	74.7%	(600) bps

Adjusted Gross Profit	$17,287	$6,405	170%
Adjusted Gross Margin	31.3%	25.3%	600 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q1'24	Q1'23	Change

GAAP revenue	$55,158	$25,300	118%
GAAP general and administrative expenses	$34,226	$37,889	(10)%
GAAP general and administrative expenses as a percentage of revenue	62.1%	149.8%	(8,770) bps

Adjustments:
Share-based compensation	4,614	6,405	(28)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense[1]	2,740	3,460	(21)%
Bad debt expense	230	97	137%
Other[1,2]	2,152	1,455	48%
Total adjustments	9,736	11,417	(15)%
Adjusted General and Administrative Expenses	$24,490	$26,472	(7)%
Adjusted General and Administrative Expenses as a Percentage of Revenue	44.4%	104.6%	(6,020) bps

* Percentage greater than 999% or bps greater than 9,999

1 In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of insurance recoveries, and impairment expenses." Previously reported amounts have been updated to conform to the current period presentation.
[2] For the three months ended March 31, 2024, comprised primarily of costs related to the organizational realignment announced by the Company on January 17, 2024. For the three months ended March 31, 2023, comprised primarily of costs related to the previous reorganization of Company resources announced by the Company on February 23, 2023 and the 205 Petition.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q1'24	Q1'23	Change

Capital expenditures	$21,071	$65,246	(68)%

Capital offsets:
OEM infrastructure payments	5,826	3,895	50%
Proceeds from capital-build funding	1,680	2,216	(24)%
Total capital offsets	7,506	6,111	23%
Capital Expenditures, Net of Capital Offsets	$13,565	$59,135	(77)%

For investors:
investors@evgo.com

For Media:
press@evgo.com

Source: EVgo Inc.